                                             Exhibit 10.2
SHAREHOLDERS’ AGREEMENT

THIS SHAREHOLDERS’ AGREEMENT, dated as of March 16, 2014 (this “Agreement”), among Matthews International Corporation, a Pennsylvania corporation (the “Company”), each of the shareholders of the Company whose name appears on the signature pages hereto and any person who becomes a party pursuant to Section 2.1(b)(i) hereof (each, a “Shareholder” and, collectively, the “Shareholders”), and David S. Schawk, in his capacity as the Family Representative (as defined herein).

RECITALS

A.           Concurrently with the execution and delivery hereof, the Company, Schawk, Inc., a Delaware corporation (“Schawk”), Moonlight Merger Sub Corp., a Delaware corporation (“Merger Sub”), and Moonlight Merger Sub LLC, a Delaware limited liability company (“Merger Sub 2”), are entering into an Agreement and Plan of Merger and Reorganization (as it may be amended from time to time, the “Merger Agreement”) pursuant to which, among other things, Merger Sub will be merged with and into Schawk, followed by a merger of Schawk with and into Merger Sub 2 (the “Merger”), with Merger Sub 2 continuing as the surviving company and a wholly owned subsidiary of the Company.

B.           Pursuant to and subject to the terms and conditions of the Merger Agreement, each share of outstanding Class A common stock of Schawk, par value $0.008 per share (the “Schawk Common Stock”) shall be converted in the Merger into (i) shares of Class A common stock, par value $1.00 per share, of the Company (the “Company Common Stock”) and (ii) cash.

C.           Pursuant to and subject to the terms and conditions of the Merger Agreement, in connection with the Merger, the Family Shareholders (as defined below) are expected to receive shares of Company Common Stock (the shares of Company Common Stock received by the Family Shareholders in the Merger, the “Shares”) representing, in the aggregate, approximately 10.1% of the Company’s outstanding shares, after giving effect to the issuance of such Shares.

D.           As a material inducement to the willingness of the Company, Merger Sub and Merger Sub 2 to enter into the Merger Agreement, the Company has required that the Family Shareholders enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

BOARD DESIGNATION RIGHT

1.1 Composition of the Board of Directors at the Closing.  On or prior to the date of the Closing, (i) the Company’s board of directors (the “Board”) shall take all action necessary and appropriate to cause the number of directors constituting the class whose three year term expires in 2017 (the "2017 Class") on the Board to be increased by one and (ii) the Board shall appoint effective as of the Closing David A. Schawk as the initial Family Designee to the Board as a 2017 Class Director.

1.2 Continuing Composition of the Board of Directors.

(a) Following the Closing, subject to the other provisions of this Section 1.2 and Section 1.3, at each annual or special meeting of the shareholders of the Company at which the 2017 Class Directors are to be elected to the Board (or, if the Board ceases to be classified, at any meeting of shareholders of the Company at which directors are to be elected), the Company will nominate and use its reasonable best efforts (which shall, subject to Applicable Law, include the inclusion in any proxy statement prepared, used, delivered or publicly filed by the Company to solicit the vote of its shareholders in connection with any such meeting the recommendation of the Board that shareholders of the Company vote in favor of the slate of directors, including the Family Designee) to cause the shareholders of the Company to elect to the Board the Family Designee.

(b) Upon reasonable prior written notice by the Company, the Family Representative shall notify the Company of the identity of the proposed Family Designee in writing together with all information about the proposed Family Designee as may be reasonably requested by the Board or the Nominating and Corporate Governance Committee (including, at a minimum, any information regarding the proposed Family Designee to the extent required by the Company’s articles of incorporation or applicable securities laws for any other person nominated for election to the Board).

(c) Subject to Section 1.2(b) and Section 1.3, so long as no Family Designation Right Termination Event has occurred, in the event of the death, disability, removal or resignation of the Family Director, the Board will promptly appoint as a replacement Family Director the person designated by the Family Representative to fill the resulting vacancy, and such individual shall then be deemed a Family Director for all purposes hereunder; provided, that, for the avoidance of doubt and notwithstanding anything to the contrary contained herein, neither the Company nor the Board shall be under any obligation to appoint any Family Director to the Board in the event of the failure of a Family Designee to be elected to the Board at any annual or special meeting of the shareholders of the Company at which such Family Designee stood for election but was nevertheless not elected.  So long as no Family Designation Right Termination Event has occurred, the Board will not remove the Family Director without the prior written consent of the Family Representative, unless the Family Director is no longer eligible for designation as a member of the Board pursuant to Section 1.3.

1.3 Objection to Family Designee.  Notwithstanding the provisions of this Article I, the Shareholders (acting through the Family Representative) will not be entitled to designate any Family Designee (or, for the avoidance of doubt, any Family Director) to the Board in the event that the Board reasonably determines that (i) upon advice of outside counsel, the election of such Family Designee to the Board would cause the Company to not be in compliance with Applicable Law or the Rules of the NASDAQ Stock Market, (ii) such Family Designee has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K or is subject to any order, decree or judgment of any Governmental Authority prohibiting service as a director of any public company or (iii) such Family Designee is not reasonably acceptable (as specified in writing) to the Board.  In any such case described in clauses (i), (ii) or (iii) of the immediately preceding sentence, the Shareholders will withdraw the designation of such proposed Family Designee and, so long as no Family Designation Right Termination Event has occurred, be permitted to designate a replacement therefor (which replacement Family Designee will also be subject to the requirements of this Section 1.3).

1.4 Voting Agreement.  Until the expiration of the Extended Restriction Period (as defined in Section 2.1(c)), each Shareholder agrees to cause each Voting Security Beneficially Owned by it to be voted (in person or by proxy or through the execution of one or more written consents if shareholders of the Company are requested to vote by written consent in lieu of a meeting): (x) in favor of all those persons nominated to serve as directors of the Company by the Board or the Nominating and Corporate Governance Committee and (y) with respect to any other action, proposal or other matter to be voted upon by the shareholders of the Company, in accordance with the recommendation of the Board.

1.5 Termination of Rights.  Immediately upon the occurrence of any Family Designation Right Termination Event, all obligations of the Company with respect to any Family Director or Family Designee pursuant to this Article I shall forever terminate and, unless otherwise requested by the Board (acting by a majority of the members of the Board excluding the Family Director), the Shareholders shall cause the Family Director to immediately resign from the Board.

ARTICLE II

TRANSFER RESTRICTIONS

2.1 Transfer Restrictions.

(a) Other than solely in the case of a Permitted Transfer, no Shareholder shall Transfer any Voting Securities during the period beginning on the Closing Date and ending 180 days after the Closing Date (such period, the “Restricted Period”).

(b) “Permitted Transfers”  mean:

(i) a Transfer to a Permitted Transferee of the applicable Shareholder, so long as such Permitted Transferee, in connection with such Transfer, executes a joinder to this Agreement in form and substance acceptable to the Company in which such Permitted Transferee agrees to be a “Shareholder” for the purposes of this Agreement; or

(ii) a Transfer solely to tender into a tender or exchange offer commenced by a third party or by the Company; provided, that with respect to an unsolicited tender or exchange offer commenced by a third party, such Transfer shall be permitted only if (A) such tender or exchange offer includes an irrevocable minimum tender condition of no less than a majority of the then-outstanding shares of Company Common Stock and (B) as of the expiration of such offer the Board has affirmatively publicly recommended to the Company’s shareholders that such shareholders tender into such offer and has not publicly withdrawn or changed such recommendation.

(c) After the expiration or inapplicability of the Restricted Period, until the earlier of such time as David A. Schawk is no longer a director or senior executive officer of the Company (other than as a result of (x) termination for Cause or (y) voluntary termination (other than a voluntary termination for Good Reason) or the first anniversary of the Closing Date (the “Extended Restriction Period”), no Core Shareholder shall Transfer any Voting Securities except in a Permitted Transfer.

(d) Without limiting any other provision of this Article II, until the expiration of the Extended Restriction Period, each Core Shareholder (acting through the Family Representative) will discuss with the Company its contemplated plans for the orderly disposition of Voting Securities by such Shareholder.

(e) Any Transfer or attempted Transfer of Voting Securities in violation of this Section 2.1 shall, to the fullest extent permitted by law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register of the Company.

(f) Any certificates for Shares shall bear a legend or legends (and appropriate comparable notations or other arrangements will be made with respect to any uncertificated shares) referencing restrictions on Transfer of such Shares under this Agreement, which legend shall state in substance:

“The securities evidenced by this certificate are subject to restrictions on transfer set forth in a Shareholders’ Agreement dated as of March 16, 2014, among the Company and certain other parties thereto (a copy of which is on file with the Secretary of the Company).”

(g) Notwithstanding the foregoing subsection (f), the holder of any certificate(s) for Shares shall be entitled to receive from the Company new certificates for a like number of Shares not bearing such legend (or the elimination or termination of such notations or arrangements) upon the request of such holder at such time as such restrictions are no longer applicable.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Shareholders.  Each Shareholder hereby represents and warrants to the Company as follows:

(a) This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement of Shareholder enforceable against Shareholder in accordance with its terms, except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, or the “blue sky” Laws of the various states of the United States, and any restrictions contained in the organizational documents of the Company.  The execution and delivery of this Agreement and the performance by Shareholder of the agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any Contract to or by which Shareholder is a party or bound, or any order or Applicable Law to which Shareholder (or any of Shareholder’s assets) is subject or bound, except for any such breach, violation, conflict, or default which, individually or in the aggregate, would not impair or adversely affect Shareholder’s ability to perform Shareholder’s obligations under this Agreement.

(b) Shareholder understands and acknowledges that the Company, Merger Sub and Merger Sub 2 are entering into the Merger Agreement in reliance upon Shareholder’s execution and delivery of this Agreement and the representations and warranties of Shareholder contained herein.

3.2 Representations and Warranties of the Company.  The Company hereby represents and warrants to the Shareholders as follows:

(a) The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.  The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b) The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement have been duly authorized by all necessary corporate action on the part of the Company.  This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

ARTICLE IV

DEFINITIONS

4.1 Defined Terms.  Capitalized terms when used in this Agreement have the following meanings:

“Advice” has the meaning set forth in Section 5.3.

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means, with respect to any Person, any Law applicable to such Person, its assets, properties, operations or business.

“Beneficial Owner” or “Beneficially Own” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance).

“Board” has the meaning set forth in Section 1.1.

“Business Day” means a day on which banks are generally open for normal business in Pittsburgh, Pennsylvania, which day is not a Saturday or a Sunday.

“Cause” has the meaning given to that term in any written employment agreement between the Company and David S. Schawk; provided, however, that if no such agreement exists or no such definition is set forth in any such agreement, then for purposes of this Agreement, “Cause” shall mean (i) the commission by David S. Schawk of any misdemeanor involving and evidencing fraud or of any felony; (ii) embezzlement; (iii) a determination by the Board of Directors of the Company, in good faith and in the reasonable exercise of its discretion, that David S. Schawk is or has been guilty of dishonesty, misconduct or willful and substantial nonperformance of his duties, or (iv) without the Board of Directors of the Company’s prior written consent, intentional disclosure by David S. Schawk of any confidential information or proprietary information relating to the Company or its business.

“Closing” shall have the meaning set forth in the Merger Agreement.

“Closing Date” shall have the meaning set forth in the Merger Agreement.

“Company” has the meaning set forth in the preamble.

“Company Common Stock” has the meaning set forth in the recitals.

“Contract” means any contract, lease, license, indenture, trust agreement, loan, note, agreement or other legally binding commitment, arrangement or undertaking (whether written or oral and whether express or implied).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, corporation, limited or general partnership, limited liability company or other legal entity, whether through the ability to exercise voting power, by contract or otherwise.

“Core Shareholder” shall mean David S. Schawk, Teryl Schawk, David S. Schawk’s spouse, and any corporation, partnership, limited liability company, trust, guardianship, custodianship or other fiduciary arrangement Controlled by either of David S. Schawk or Teryl Schawk other than the David and Teryl Schawk Family Foundation or any trust held under the terms of the David A. Schawk 2008 Family Trust.

“Demand Registration” means either the Initial Demand Registration or the Second Demand Registration, as the context requires.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Extended Restriction Period” shall have the meaning contained in Section 2.1(c).

“Family Designation Right Termination Event” shall be deemed to occur if as of the end of any Business Day following the Closing Date, the Shareholders collectively Beneficially Own less than 7.5% of the then outstanding Voting Securities.

“Family Designee” means, subject to Section 1.3, the individual designated in writing by the Family Representative for election or appointment to the Board.

 “Family Director” means a Family Designee who has been elected or appointed to the Board.

“Family Representative” means the individual appointed by the Shareholders to exercise their rights under Article I of this Agreement pursuant to Section 5.3.

“Family Shareholders” means those Shareholders identified on the signature pages to this Agreement as of the date hereof.

“Good Reason” has the meaning given to that term in any written employment agreement between the Company and David S. Schawk; provided however, that if no such agreement exists or no such definition is set forth in any such agreement, then for purposes of this Agreement, “Good Reason” shall mean (i) the relocation of the Company’s office at which David S. Schawk is required to perform his services greater than seventy-five (75) miles outside of the Chicago metropolitan area; (ii) a material diminution of David S. Schawk’s material duties and responsibilities not agreed to by David S. Schawk; or (iii) any request by the Board of Directors of the Company that David S. Schawk commit an act or omission that David S. Schawk has been advised in writing constitutes a violation of Law.

“Governmental Authority” means any federal, national, state, local, cantonal, municipal, international or multinational government or political subdivision thereof, governmental department, commission, board, bureau, agency, taxing or regulatory authority, instrumentality or judicial or administrative body, or arbitrator or SRO, having jurisdiction over the matter or matters in question.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Initial Demand Registration” has the meaning set forth in Section 5.1(a).

“Law” has the meaning set forth in the Merger Agreement.

“Losses” has the meaning set forth in Section 5.5(a).

“Merger Agreement” has the meaning set forth in the recitals.

“Nominating and Corporate Governance Committee” means the Nominating and Corporate Governance Committee of the Company or any such successor committee.

“Notice” has the meaning set forth in Section 5.1(b).

“Permitted Transfer” has the meaning set forth in Section 2.1(b).

“Permitted Transferee” means (x) the beneficiaries of any trust that is a Shareholder or (y) (i) any charitable organization for philanthropic purposes that receives a gift of shares, (ii) any parent, spouse or descendant of a Shareholder or, where such Shareholder is the trustee of a trust, any parent, spouse or descendant of any grantor of the trust, (iii) any estate, trust, guardianship, custodianship or other fiduciary arrangement for the primary benefit of any one or more of the individuals or entities named or described in (ii) above, (iv) any corporation, partnership, limited liability company or other business organization controlled by and substantially all of the interests are owned, directly or indirectly, by any one or more individuals or entities named or described in (ii) and (iii) above, and (v) as required under the terms of a governing trust instrument, including but not limited to upon the death of a Shareholder, the grantor of the trust, or another named individual.

“Person” means any individual, trust or entity.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registered Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated or deemed to be incorporated by reference in such prospectus.

“Public Offering” means any offer by the Company to sell its securities to the public pursuant to a registration statement filed with the SEC under the terms of the Securities Act.

“Registered Registrable Securities” means Registrable Securities covered by a Registration Statement.

“Registrable Securities” means the Shares and all other shares of Company Common Stock owned by the Shareholders, including any shares of Company Common Stock issued as a dividend, distribution or exchange for, or in respect of, all such shares (including as a result of combinations, recapitalizations, mergers, consolidates, reorganizations or otherwise).

“Registration Expenses” has the meaning set forth in Section 5.4.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus and amendments to such registration statement, including post-effective amendments, all exhibits, and all material incorporated or deemed to be incorporated by reference in such registration statement.

“Restricted Period” has the meaning set forth in Section 2.1(a).

“SEC” means the Securities and Exchange Commission.

“Second Demand Registration” has the meaning set forth in Section 5.1(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholders” has the meaning set forth in the introductory paragraph to this Agreement.

“Shares” has the meaning set forth in the recitals.

“Special Counsel” means special counsel to the Shareholders selected by Shareholders holding more than fifty-one percent (51%) of the outstanding Registrable Securities.

“Suspension Period” has the meaning set forth in Section 5.1(a).

“Transfer” means any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), either voluntary or involuntary, or entry into any Contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), of any capital stock or interest in any capital stock.

“Underwritten Registration or Underwritten Offering” means a registration in which securities of the Company are sold to an underwriter for offering to the public.

“Voting Securities” means shares of Company Common Stock and any other securities of the Company entitled to vote generally in the election of directors of the Company.

ARTICLE V

DEMAND REGISTRATIONS

5.1 Demand Registrations.

(a) From and after the first anniversary of the Closing and until the date on which the Shareholders collectively Beneficially Own less than 5% of the then outstanding Voting Securities, the holders of Registrable Securities shall have the right, by written notice delivered to the Company by or on behalf of the holders of at least fifty-one percent (51%) of the outstanding Registrable Securities, to require the Company to register (the “Initial Demand Registration”) under the Securities Act up to one hundred percent (100%) of the Registrable Securities.  The Initial Demand Registration is exercisable once.

Subsequent to the Initial Demand Registration, the holders of Registrable Securities then outstanding shall have the right, by written notice delivered to the Company by or on behalf of the holders of at least fifty-one percent (51%) of the remaining Registrable Securities, to require the Company to register (the “Second Demand Registration”) under the Securities Act up to one hundred percent (100%) of such remaining Registrable Securities as were not sold pursuant to the Initial Demand Registration; provided, however, that if fewer than ten percent (10%) of Registrable Securities outstanding immediately prior to the effectiveness of the Initial Demand Registration (as adjusted for stock dividends, stock splits and similar transactions) are outstanding at the time, the holders of such Registrable Securities shall not be entitled to the Second Demand Registration.  The Second Demand Registration is exercisable once and not prior to six months after the effective date of the Registration Statement filed pursuant to the Initial Demand Registration.

The Company shall file each Demand Registration and use its reasonable best efforts to cause the same to be declared effective by the SEC within 120 days of the date on which the holders of Registrable Securities first give the written notice for such Demand Registration; provided, however, that if such written notice is given within 270 days of a Public Offering of the Company and the managing underwriter of the Public Offering advises the Company that effecting the Demand Registration at the time requested would have a material adverse effect on the market for the Company’s securities, then the Company may defer its obligation to file the Demand Registration for such period of time, not extending beyond the 270th day after the Public Offering, as is recommended by such managing underwriter.

If any Demand Registration is requested to be a “shelf” registration, the Company shall use its reasonable best efforts to keep the Registration Statement filed in respect thereof effective for a period of twelve months from the date on which the SEC declares such Registration Statement effective (subject to extension pursuant to Section 5.2(a)) or such shorter period which will terminate when all Registered Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement.

Notwithstanding anything herein to the contrary, the Company may, one time in any 12 month period for up to a maximum of 90 days, delay the filing of any Demand Registration, suspend the effectiveness of any Registration Statement and/or give a notice for purposes of the last paragraph of Section 5.3, as appropriate, if the Company shall have determined, upon advice of counsel, that it would be required to disclose any significant corporate development which disclosure would have a material effect on the Company, by giving notice in accordance with Section 5.3(c)(7) (a “Suspension Period”); provided, that, the period of time which the Demand Registration is required to be effective shall be increased by the number of days of the Suspension Period if the effectiveness of such Demand Registration was suspended, but not beyond eighteen (18) months; and provided, further, that after the termination of the Suspension Period the Company shall comply with the obligations set forth in Section 5.3(1).

(b) Requests for Demand Registrations.  Subject to the conditions set forth in Section 5.1(a) hereof, any holder or holders of fifty-one percent (51%) or more of the outstanding Registrable Securities may, at any time, make a written request for a Demand Registration.  Within ten days after receipt of such request, the Company shall serve written notice (the “Notice”) of such registration request to all other holders of Registrable Securities and shall include in such Demand Registration all Registrable Securities, with respect to which the Company received written requests for inclusion therein within 15 days after the receipt of the Notice by the applicable holder.  All requests made pursuant to this Section 5.1 will specify the number of the Registrable Securities to be registered and will also specify the intended methods of disposition thereof; provided, that if the holders of a majority of the Registrable Securities requested to be included in such registration specify one particular type of underwritten offering, such method of disposition shall be such type of underwritten offering or a series of such underwritten offerings (as such majority of holders may elect) during the time period the Registration Statement is effective.

(c) Demand Registration Expenses.  The Registration Expenses of the holders of Registered Registrable Securities included in any Demand Registration will be shared equally by the holders of Registrable Securities, on the one hand, and the Company, on the other.

5.2 Holdback Agreements.

(a) Restrictions on Public Sale by Holders of Registered Registrable Securities.  Each holder of Registrable Securities agrees, if requested by the managing underwriter or underwriters in an underwritten offering (to the extent timely notified in writing by the Company or the managing underwriter or underwriters), not to effect any public sale or distribution of securities of the Company of any class included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), (i) during the 10-day period prior to the effective date of any underwritten offering made pursuant to such Registration Statement and (ii) during the 90-day period beginning on the effective date of any underwritten offering made pursuant to such Registration Statement.  If a request is made pursuant to this Section 5.2(a), the time period during which such Demand Registration (if a “shelf registration”) is required to remain continuously effective pursuant to Section 5.1(a) shall be extended by 90 days, but not beyond eighteen (18) months.

(b) Restrictions on Public Sale by the Company and Others.  The Company agrees if requested by the managing underwriter or underwriters in an underwritten offering of Registered Registrable Securities covered by a Registration Statement filed pursuant to Section 5.1 hereof (to the extent timely notified in writing by the holders of a majority in number of Registered Registrable Securities included in such underwritten offering or by the managing underwriters), not to effect any public or private sale or distribution of its securities, including a sale pursuant to Regulation D under the Securities Act but excluding the grant of employee stock options or the issuance of securities upon the issuance or conversion of the then outstanding stock options, warrants or other convertible securities, (A) during the 10-day period prior to the effective date of any underwritten offering made pursuant to such Registration Statement and (B) during the 180-day period beginning on the effective date of any underwritten offering made pursuant to such Registration Statement.

5.3 Registration Procedures.

In connection with the Demand Registration obligations of the Company pursuant to and in accordance with Section 5.1 of this Agreement and subject to receipt from the sellers of Registrable Securities of the information to be furnished by them, as provided below, the Company shall use its reasonable best efforts to effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall:

(a) prepare and file with the SEC, as soon as practicable within the time periods specified in Section 5.1, a Registration Statement or Registration Statements relating to the Demand Registrations on any appropriate Form under the Securities Act which shall be available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated or deemed to be incorporated by reference, the Company shall furnish to the holders of the Registrable Securities covered by such Registration Statement, their Special Counsel and the managing underwriter or underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such holders, their Special Counsel and such underwriters, if any, and the Company shall not, subject to the requirements of applicable law and Section 5.1, file any such Registration Statement, or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which the holders of a majority in number of the Registrable Securities covered by such Registration Statement, or the managing  underwriter or underwriters, if any, shall reasonably  object on a timely basis;

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement required to be filed pursuant to Section 5.1 of this Agreement as may be necessary to keep such Registration Statement effective for the time period specified in Section 5.1; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act, if required; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or such Prospectus;

(c) use its best efforts to notify the selling holders of Registrable Securities, their Special Counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (1) when a Prospectus or any Prospectus supplement or post-effective amendment related to such Registrable Securities has been filed, and, with respect to a Registration Statement or any post-effective amendment related to such Registrable Securities, when the same has become effective, (2) of any request by the SEC for amendments or supplements to such a Registration Statement or related Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of such a Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) entered into pursuant to Section 6(o) below cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (6) of the happening of any event which makes any statement made in such a Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which requires the making of any changes in such Registration Statement or Prospectus so that such Prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (7) prior to the initiation of a Suspension Period;

(d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of such a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

(e) if requested by the managing underwriter or underwriters or any holder of Registrable Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement related to such Registrable Securities such information as the managing underwriters and such holder agree should be included therein as required by applicable law, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after notification of the matters to be incorporated in such Prospectus supplement or such post-effective amendment and (iii) supplement or make amendments to such Registration Statement; provided, however, that the Company shall not be required to take any of the actions in this Section 5.3(e) which are not, in the opinion of counsel for the Company, required by or in compliance with applicable law.

(f) upon request of a selling holder of Registrable Securities or its Special Counsel, furnish to each selling holder of Registrable Securities or its Special Counsel, without charge, a copy of each Registration Statement related to such Registrable Securities and any post-effective amendment thereto, including financial statements, schedules and all exhibits (including, if requested, those previously furnished or proposed to be incorporated by reference) at the earliest practicable time under the circumstances before the filing of such documents with the SEC;

(g) furnish to each selling holder of Registrable Securities, its Special Counsel and each managing underwriter, if any, without charge, at least one signed copy of the Registration Statement or Statements related to such Registrable Securities and any post-effective amendments thereto, including financial statements, schedules and all exhibits (including, if requested, those previously furnished or incorporated by reference);

(h) deliver to all selling holders of Registrable Securities, their Special Counsel and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses related to such Registrable Securities (including each preliminary prospectus) and as many copies of any amendment or supplement thereto as such Persons may reasonably request; subject to the restrictions contained in the last paragraph of Section 5.3, the Company consents to the use of such Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

(i) prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing; use its best efforts to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject, or (C) take any action which would subject it to the assessment of taxes in any such jurisdiction where it is not then so subject;

(j) cooperate with the selling holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

(k) use its reasonable best efforts to cause the Registrable Securities covered by each Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

(l) as expeditiously as possible after the occurrence of any event contemplated by paragraph 5.3(c)(6) above, but subject to Section 5.1(a), prepare a post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(m) use its reasonable best efforts to cause all Registrable Securities covered by such a Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed if requested by the holders of a majority in aggregate number of shares of such issue or class of Registrable Securities;

(n) enter into such agreements (including an underwriting agreement) consistent with this Section 5.3 and use its reasonable best efforts to take all such other actions in connection therewith as shall have been reasonably requested by the managing underwriter or underwriter, if any, or the holders of a majority in principal amount of the Registrable Securities being sold in order to expedite or facilitate the disposition of such Registrable Securities including, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (1) making such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirming the same if and when reasonably requested; (2) using its reasonable best efforts to obtain for the benefit of the holders of such Registrable Securities opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the reasonably Registrable Securities being sold) addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters; (3) using its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company addressed to each selling holder of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings; (4) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 5.5 hereof with respect to all parties to be indemnified pursuant to said Section; and (5) delivering such documents and certificates to certify that the representations and warranties of the Company made pursuant to clause (1) above continue to be true and correct and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.  The above shall be done at each closing under such underwriting or similar agreement or, as and to the extent required thereunder;

(o) make available for inspection by a representative of the holders of Registrable Securities being sold, any underwriter participating in any disposition of Registrable Securities and any attorney or accountant retained by such selling holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company as confidential at the time of delivery of such records, information or documents shall be kept confidential by such Persons and their designees unless such records, information or documents are in the public domain or disclosure of such records, information or documents is required by court or administrative order or unless such records, information or documents otherwise become public knowledge or in the opinion of counsel to such Person disclosure by such person is otherwise required by law; and

(p) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, and the Company may exclude from such registration the Registrable Securities of any seller who fails to furnish such information, provided, that such sellers’ Registrable Securities shall be counted for the demand made upon the Company hereunder.

Each holder of Registrable Securities agrees to comply with the provisions of the Securities Act with respect to the disposition of all of his Registrable Securities covered by any Registration Statement in accordance with the intended methods of distribution by such seller set forth in such Registration Statement, as amended, or the related Prospectus, as supplemented.  Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.3(c)(3), 5.3(c)(5), 5.3(c)(6) and 5.3(c)(7) hereof, such holder shall forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5.3(1) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus.  In the event the Company shall give any such notice, the six months time period mentioned in Section 5.1(a) hereof shall be extended by the number of days (not to exceed 365 days) during the time period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 5.3(l) hereof or the Advice.

5.4 Registration Expenses.

All fees and expenses incident to the Company’s performance of or compliance with this Agreement shall be shared equally by the holders of Registrable Securities, on the one hand, and the Company, on the other (including, without limitation, (1) all registration and filing fees including, without limitation, fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc., and (B) of compliance with securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters or selling holders in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as the managing underwriters or holders of a majority in number of the Registrable Securities being sold may designate), (2) printing expenses, (3) messenger, telephone and delivery expenses, (4) fees and disbursements of counsel for the Company and Special Counsel, (5) fees and disbursements of all independent certified public accountants of the Company (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (6) Securities Act liability insurance if the Company in its sole discretion so desires such insurance and (7) fees and expenses of all other Persons retained by the Company (all such expenses being herein called “Registration Expenses”)) whether or not any Registration Statement becomes effective.  The Company shall, in addition, pay its general expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or to be listed in connection with such registration and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

5.5 Indemnification.

(a) Indemnification by Company.  The Company shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each holder of Registered Registrable Securities and each Person who controls such holder or such officers, directors, agents or employees (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, damages, liabilities, costs (including the costs of preparation and attorney’s fees) and expenses (collectively, “Losses”) caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of any Prospectus), not misleading, except (i) insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein and (ii) the Company shall not be liable to any holder of Registered Registrable Securities (or its controlling persons) with respect to any untrue statement or omission or alleged untrue statement or omission in any preliminary prospectus or any Prospectus which was corrected in a Prospectus or prospectus supplement delivered by the Company to such holder prior to the sale of the Registered Registrable Securities in question if the person asserting such Loss, purchased securities from such holder but was not timely sent or given a copy of such corrected Prospectus or prospectus supplement at or prior to written conformation of the sale of such securities to such person.  If requested, the Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution and each Person who controls such Persons (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registered Registrable Securities and their controlling persons.

(b) Indemnification by Holders of Registered Registrable Securities.  In connection with any Registration Statement in which a holder of Registered Registrable Securities is participating, such holder of Registered Registrable Securities shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors, each of its officers who signed such Registration Statement, and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any Losses, caused by any untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or Prospectus or preliminary Prospectus or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of any Prospectus), not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder to the Company expressly for use in such Registration Statement or Prospectus.  In no event shall the liability of any selling holder of Registered Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of the payment of all expenses) received by such holder upon the sale of the Registered Registrable Securities giving rise to such indemnification obligation.  The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished in writing by such Persons expressly for use in any Prospectus or Registration Statement.

(c) Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses or (b) the indemnifying party shall have failed promptly to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if such Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person) (it being understood that the indemnifying party shall only be required to pay the fees of one separate counsel for all holders of Registrable Securities).  The indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld).  No indemnifying party will without the consent of the indemnified party consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) Contribution.  If the indemnification provided for in this Section 5.5 is unavailable to an indemnified party under Section 5.5(a) or 5.5(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any Losses, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall, jointly and severally, contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and such indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5.5(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.5(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 5.5(d), an indemnifying party which is a selling holder of Registered Registrable Securities and is not at fault shall not be required to contribute any amount in excess of the amount by which the total price at which the Registered Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5.6 Underwritten Registrations.

If any of the Registrable Securities covered by Demand Registrations are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Company.  No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person’s Registered Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

5.7 Rule 144.  The Company covenants that it will (a) make and keep public information regarding the Company available as those terms are defined in Rule 144 under the Securities Act, (b) file in a timely manner all reports and documents required to be filed by it under the Exchange Act, (c) furnish to any Shareholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Exchange Act, and (d) take such further action as any Shareholder may reasonably request, all to the extent required from time to time to enable Shareholders to sell Registrable Securities without registration under the Securities Act.

ARTICLE VI

MISCELLANEOUS

6.1 Term.  This Agreement will be effective as of the Closing Date and shall automatically terminate upon the date that the Shareholders, in the aggregate, Beneficially Own less than 1% of the then outstanding Voting Securities.  The provisions of this Article VI shall survive such termination.

6.2 Notices.  All notices, consents, requests, claims, and demands under this Agreement shall be in writing and shall be deemed given if (i) delivered to the appropriate address by hand or overnight courier (providing proof of delivery), or (ii) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (i), in each case to the parties at the following address, facsimile, or e-mail address (or at such other address, facsimile, or e-mail address for a party as shall be specified by like notice):  (i) if to the Company, to the address, e-mail address, or facsimile provided in the Merger Agreement, including to the persons designated therein to receive copies; and (ii) if to Shareholder, to Shareholder’s address, e-mail address, or facsimile shown below Shareholder’s signature hereto.

6.3 Family Representative.  Each Shareholder hereby authorizes, directs and appoints David S. Schawk to act as sole and exclusive agent, attorney-in-fact and representative (the “Family Representative”), and authorizes and directs the Family Representative, to take any and all actions (including, without limitation, designating the Family Designee) on behalf of such Shareholder pursuant to Article I of this Agreement and exercise such rights, power and authority as are incidental to the foregoing.  In the event of the death, disability, resignation or other inability to act of David S. Schawk, then each Shareholder hereby authorizes, directs and appoints Leonard Caronia as successor Family Representative.  Any such actions taken, exercises of rights, power or authority, and any decision or determination made by the Family Representative consistent therewith, shall be absolutely and irrevocably binding on each Shareholder as if such Shareholder personally had taken such action, exercised such rights, power or authority or made such decision or determination in such Shareholder’s capacity.  Each Shareholder agrees that the Family Representative shall not be liable for any actions taken or omitted to be taken under or in connection with this Agreement, except for such actions taken or omitted to be taken resulting from the Family Representative’s willful misconduct.

6.4 Amendments and Waivers.  No provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by (i) the Company, and (ii) Shareholders Beneficially Owning a majority of the then outstanding Voting Securities  held by all Shareholders.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

6.5 Successors and Assigns.  Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, it being understood that it is the intention of the parties hereto that the rights afforded to the Shareholders are personal to such Persons and are not transferable except as expressly provided herein.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.  Any attempted assignment in violation of this Section 6.5 shall be void.

6.6 Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

6.7 Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.  IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (A) AGREE THAT ANY SUCH LITIGATION, PROCEEDING OR OTHER LEGAL ACTION SHALL BE INSTITUTED EXCLUSIVELY IN A COURT OF COMPETENT JURISDICTION LOCATED IN ALLEGHENY COUNTY IN THE COMMONWEALTH OF PENNSYLVANIA, WHETHER A STATE OR FEDERAL COURT; (B) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO PERSONAL JURISDICTION IN ANY SUCH COURT DESCRIBED IN CLAUSE (A) OF THIS SECTION 6.7 AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS; (C) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN AN INCONVENIENT FORUM; (D) AGREE AS AN ALTERNATIVE METHOD OF SERVICE TO SERVICE IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY IN ACCORDANCE WITH SECTION 6.2 FOR COMMUNICATIONS TO SUCH PARTY; (E) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (F) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES OF FACT AND LAW, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY OTHERWISE HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.7.

6.8 Specific Performance.  The parties hereto agree that monetary damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms.  It is expressly agreed that the parties hereto shall be entitled to equitable relief, including injunctive relief and specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or in equity.

6.9 No Third Party Beneficiaries.  Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns.

6.10 Several, Not Joint, Liability.  The liability and obligation of each Shareholder hereunder is several, not joint, and no Shareholder shall have any liability or obligation arising out of a breach by another Shareholder of his, her or its representations, warranties and covenants hereunder.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

MATTHEWS INTERNATIONAL CORPORATION By: /s/ Joseph C. Bartolacci Name: Joseph C. Bartolacci Title: CEO

FAMILY SHAREHOLDERS
/ s / Clarence W. Schawk
Clarence W. Schawk, as trustee of the Clarence W. Schawk 1998 Trust

/ s / Clarence W. Schawk
Clarence W. Schawk, as co-trustee of the Clarence W. and Marilyn G. Schawk Family Foundation

/ s / Marilyn G. Schawk
Marilyn G. Schawk, as trustee of the Marilyn G. Schawk 1998 Trust

/ s / Marilyn G. Schawk
Marilyn G. Schawk, as trustee of the Clarence W. Schawk 2013 GRAT

/ s / Marilyn G. Schawk
Marilyn G. Schawk, as trustee of the David A. Schawk Trust u/a Schawk Descendants Trust

/ s / Marilyn G. Schawk
Marilyn G. Schawk, as trustee of the Judith Lynn Schawk Gallo Trust u/a Schawk Descendants Trust

/ s / Marilyn G. Schawk
Marilyn G. Schawk, as trustee of the Cathy Ann Schawk Trust u/a Schawk Descendants Trust

/ s / Marilyn G. Schawk
Marilyn G. Schawk, as trustee of the Lisa B. Sterns Trust u/a Schawk Descendants Trust

/ s / Marilyn G. Schawk
Marilyn G. Schawk, as trustee of the Clarence W. and Marilyn G. Schawk Family Foundation

/ s / David A. Schawk
David A. Schawk

/ s / David A. Schawk
David A. Schawk, as trustee of the David A. Schawk 1998 Trust

/ s / David A. Schawk
David A. Schawk, as trustee of the David and Teryl Schawk Family Foundation

/ s / Teryl A. Schawk
Teryl A. Schawk, as trustee of the Kelly Schawk Douglass Trust u/a David A. Schawk 2008 Family Trust

/ s / Teryl A. Schawk
Teryl A. Schawk, as trustee of the Colleen Teryl Schawk Trust u/a David A. Schawk 2008 Family Trust

/ s / Teryl A. Schawk
Teryl A. Schawk, as trustee of the Kara Elizabeth Schawk Trust u/a David A. Schawk 2008 Family Trust

/ s / Teryl A. Schawk
Teryl A. Schawk, as trustee of the Teryl Alyson Schawk 1998 Trust

/ s / Kelly Schawk Douglass
Kelly Schawk Douglass, as trustee of the O'Dempsey 2013 Gift Trust

/ s / Kelly Schawk Douglass
Kelly Schawk Douglass, as trustee of the Kelly Schawk Douglass 2004 Trust

/ s / Kelly Schawk Douglass
Kelly Schawk Douglass, as trustee of the Kelly Lynn Schawk Trust u/a David A. Schawk 1988 Family Trust

/ s / Kelly Schawk Douglass
Kelly Schawk Douglass, as trustee of the Colleen Teryl Schawk Trust u/a David A. Schawk 1988 Family Trust

/ s / Kelly Schawk Douglass
Kelly Schawk Douglass, as trustee of the Trevor Barlo Trust u/a Addison Teryl Barlo 2011 Trust

/ s / Kelly Schawk Douglass
Kelly Schawk Douglass, as trustee of the Addison Teryl Barlo Trust u/a Addison Teryl Barlo 2011 Trust

/ s / Paul Douglass
Paul Douglass, as trustee of the Ava Lynn Douglass Gift Trust

/ s / Paul Douglass
Paul Douglass, as trustee of the Tyler David Douglass Gift Trust

/ s / Kara Schawk O’Dempsey
Kara Schawk O'Dempsey

/ s / Kara Schawk O’Dempsey
Kara Schawk O'Dempsey, as trustee of the Kelly Schawk Douglass 2011 Gift Trust and the Ava Lynn Douglass Trust and the Tyler David Douglass Trust created thereunder

/ s / Lisa B. Stearns
Lisa B. Stearns, as trustee of the Kara Elizabeth Schawk Trust u/a David A. Schawk 1988 Family Trust

/ s / Lisa B. Stearns
Lisa B. Stearns, as co-trustee of the Stearns 2006 Revocable Trust

/ s / Scott Stearns
Scott Stearns, as co-trustee of the Stearns 2006 Revocable Trust

/ s / Scott Stearns
Scott Stearns, as trustee of the Exempt Family Trust u/a Lisa B. Stearns 2012 Descendants Trust

/ s / A. Alex Sarkisian
A. Alex Sarkisian, as trustee of the Mallory A. Stearns Trust u/a Lisa Beth Schawk Stearns 1991 Family Trust

/ s / A. Alex Sarkisian
A. Alex Sarkisian, as custodian for Mallory A. Stearns under the Illinois Uniform Transfers to Minors Act

/ s / A. Alex Sarkisian
A. Alex Sarkisian, as trustee of the William D. Stearns Trust u/a Lisa Beth Schawk Stearns 1991 Family Trust

/ s / A. Alex Sarkisian
A. Alex Sarkisian, as trustee of the Sarah 2006 Trust

/ s / A. Alex Sarkisian
A. Alex Sarkisian, as custodian for Sarah Stearns under the Illinois Uniform Transfers to Minors Act

/ s / A. Alex Sarkisian
A. Alex Sarkisian, as trustee of the Jessica Lynn Gallo Trust u/a Judith Lynn Gallo 1991 Family Trust

/ s / Jessica Gallo
Jessica Gallo

/ s / Judith Lynn Schawk Gallo
Judith Lynn Schawk Gallo, as trustee of the Judy Schawk Gallo 2014 GRAT

/ s / Cathy Ann Schawk
Cathy Ann Schawk, as trustee of the Cathy Ann Schawk 2005 Trust

/ s / William D. Stearns
William D. Stearns

/ s / Colleen Teryl Barlo
Colleen Teryl Barlo